UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pioneer Consulting Group, Inc.

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(Name of small business issuer in its charter)

Nevada	4822	20-5912837
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number

2840 Hwy 95 Alt S #7

Silver Springs, Nevada 89429

(775) 577-4822

 (Address and telephone number of registrant's principal executive offices and principal place of business)

Matthew Marcus

President and Chief Executive Officer

2840 Hwy 95 Alt S #7

Silver Springs, Nevada 89429

Phone: (775) 577-5386

Fax: (714) 573-4549

Web: http://www.mylegalfilings.com

E-mail: help@mylegalfilings.com

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(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

         Large accelerated filer [ ]        Accelerated Filer [ ]

         Non-accelerated filer   [ ]        Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,000,000	$0.05(2)	$100,000(3)	$25.00(1)
TOTAL	2,000,000		$100,000	$25.00

1.  1. Registration fee has been paid for by Fedwire

2.  2. The offering price was arbitrarily determined by Pioneer Consulting Group, Inc.

3.  3. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 29, 2008

PRELIMINARY PROSPECTUS

Pioneer Consulting Group, Inc.

2,000,000 Shares of Common Stock

Price per share: $0.05

Total cash proceeds if all shares are sold: $100,000.00

      This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share.  We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Matthew Marcus.  There is no trading market for our common stock.

      The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Matthew Marcus will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Marcus will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. This is a best efforts offer, and, therefore, funds will not be escrowed and may be used immediately upon receipt in accordance with our Use of Proceeds herein (See “Use of Proceeds”).. The shares will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 200__ (date to be inserted in a subsequent amendment).

      The purchase of our shares involves substantial risk. See "risk factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts And Commissions	Proceeds to Pioneer Consulting Group
Per Share	$0.05	$0.00	$0.05
Total	$100,000	$0.00	$100,000

Pioneer Consulting Group, Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF PIONEER CONSULTING GROUP, INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 29, 2008

PROSPECTUS

-------------------------------------

Pioneer Consulting Group, Inc.

2,000,000 SHARES

COMMON STOCK

The date of this prospectus is May 29, 2008

PROSPECTUS SUMMARY

      You should read the following summary together with the more pertinent information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to Pioneer Consulting Group, Inc.

Corporate Background

      Pioneer Consulting Group, Inc., was organized on June 28, 2006, and has just begun operations, but it has not generated any revenue and is still a development stage corporation. Pioneer Consulting Group's plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the SEC, via the SEC's electronic data gathering analysis and retrieval system, short for EDGAR.

Our Address and Telephone

      Our office address is at 2840 Hwy 95 Alt S #7, Silver Springs, NV 89429. Our telephone number is (775) 577-5386 and our fax number is (775) 577-4429.  Our web site is located at http://www.mylegalfilings.com. The information contained in our website is not a part of this prospectus.

The Offering

Common Stock

Offered for Sale

Up to a maximum of 2,000,000 shares.

Price to the Public

$0.05 per share in cash.

Use of Proceeds

Primarily for

Offering expenses, sales and marketing, independent contractors and web site improvement.

Number of Shares

Outstanding Prior

to the Offering

  4,750,000

Number of Shares

Outstanding After

the Offering

4,950,000 if 10% of offering sold.

5,250,000 if 25% of offering sold.

5,750,000 if 50% of offering sold.

6,250,000 if 75% of offering sold.

6,750,000 if 100% of offering sold.

Plan of Distribution

This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Matthew Marcus, our CEO. There is a 2000 share minimum investment required from individual investors.

Terms of the Offering

This is a BEST EFFORTS OFFERING.  This is a no minimum offering.  Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

[The balance of this page is intentionally left blank]

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

We Will Need to Raise $100,000 in this Offering, or We Will Not Be Able to Generate Enough Revenue and Become Profitable from Providing EDGAR Filing Services and Achieving Liquidity and Investors May Lose Their Entire Investment.

      We currently have $47,673 in cash. In order for us to generate enough revenue and become profitable from providing EDGAR filing services and achieving liquidity, we will need to raise the full $100,000 in this offering. We cannot be certain that we will be successful in this regard. Inability to raise the full amount would hinder our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business. Although our president is committed in lending us $50,000 in full in the event we fail to raise a minimum of $25,000 from this offering, the majority of these proceeds will be used to pay off our offering expenses in the amount of $15,500, which would limit our ability to fully execute our plan of operations. Unless we raise the full $100,000 in this offering, we may be forced to hold back our plan of operations and investors may lose their entire investment.

Our Accountants' Audit Report Indicates There Is Substantial Doubt About Our Ability to Continue as a Going Concern. Therefore, We Must Raise Additional Capital, If We Do Not, Investor's in This Offering May Lose Their Entire Investment.

      Our auditors report dated November 12, 2007 indicates there is substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. Without additional funding we could be only somewhat successful in implementing our business plan, or, in a worst-case scenario, we would be out of business entirely. Therefore, shareholders are accepting a high probability of losing their entire investment.

We Depend Highly on Matthew Marcus, Our President, Treasurer, and Sole Director, Who Is Difficult To Replace. The Loss of Mr. Marcus May Result in the Ceasing of Operations, and Investors May Lose Their Entire Investments.

      We have only one sole officer and director, Matthew Marcus who is also our President, Chief Executive Officer, Secretary, and Treasurer of Pioneer Consulting Group, who devotes approximately 20% of his time per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Marcus.  Loss of Mr. Marcus could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investors' investments.

Since this Is a Direct Public Offering and There Is No Underwriter, We May Not Be Able to Sell Any Shares Ourselves, and Investors Run the Risk of Losing Their Entire Investment.

      We have not retained an underwriter to sell these securities.  We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our vice president and secretary, Matthew Marcus, will be selling the shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, we will have to hold back our plan of operation, and you may lose all or substantially all of your investment.

Our Sole Director, Matthew Marcus, Has Significant Control Over Stockholder Matters, Which Will Restrict the Ability of Minority Stockholders to Influence Our Activities That Might Be Beneficial to Them.

      Our sole director, Matthew Marcus, holds all 4,750,000 of our common shares outstanding as of May 29, 2008, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or precluding a change in control of Pioneer Consulting Group that might be beneficial to other stockholders.  In addition, if a takeover is delayed, deterred or precluded, shareholders may be prevented from receiving a premium price for their shares.

As There Is No Public Market for Our Common Shares, They Are an Illiquid Investment and Investors May Not Be Able to Sell Their Shares.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the FINRA OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing.  The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares occurs, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

You May Not Recoup Your Investment In Our Shares From This Offering Should Loans Made By Mr. Marcus To Pioneer Consulting Group Are Not Paid Off Before Liquidation. As a Creditor, He Will Be Entitled To The Proceeds from Liquidation of Pioneer Consulting Group’s Assets Before Shareholders.

     In the event loans made by Pioneer Consulting Group's sole director, Matthew Marcus, are not paid off, he will have priority over shareholders, as a creditor, in any distribution of assets in liquidation. As a result of this, investors in this offering may not be able to recoup any, if not all, of their investment should Pioneer Consulting Group elect to liquidate.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

RISKS RELATING TO OUR BUSINESS

Pioneer Consulting Group, Inc. has only engaged in its current business model for a limited period of time, its track record is limited. The business of EDGAR filings is extremely competitive and the field is dominated by well-established industry brands.

In order to address these risks successfully some of the major EDGAR filing companies that we must compete with include: Bowne, Vintage Filings, and RR Donnelly.  Additionally, law firms and public companies may be able to process EDGAR filings as an alternative to outsourcing.

Additionally, in order to address risks related to our business Pioneer Consulting Group, Inc. must attract customers at a cost effective rate, develop effective and profitable strategic marketing campaigns, and attract, retain, and motivate qualified personnel. There can be no assurances that our business model will be successful.  We have never been profitable and losses are expected to continue.

FORWARD LOOKING STATEMENT

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

      The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in conjunction with the offering. In the event we fail to acquire enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our officers and directors, and we cannot assure you that we will have any success in this matter.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

Percent of Total Share Offered	10% ($)	25% ($)	50% ($)	75% ($)	100% ($)
Shares Sold	200,000	500,000	1,000,000	1,500,000	2,000,000
Gross Aggregate Proceeds From Offering	$10,000	$25,000	$50,000	$75,000	$100,000
Less Offering Expenses:
Legal Fees	5,000	5,000	5,000	5,000	5,000
Transfer Agent Fees	3,475	3,.475	3.475	3,475	3.475
Blue Sky Fees	3,000	3,000	3,000	3,000	3,000
Accounting Fees	2,000	2,000	2,000	2,000	2,000
Printing & Shipping	2,000	2,000	2,000	2,000	2,000
SEC registration fees	25	25	25	25	25
Total Net Operating Expenses	15,500	15,500	15,500	15,500	15,500
Net Offering Proceeds	(5,500)	9,500	34,500	59,500	84,500
Uses of Net Offering Proceeds – In Order of Priority:
Sales and marketing	0	4,000	9,500	15,000	20,000
Independent Contractors	0	3,000	16.500	31,000	47,000
Website improvement	0	1,500	2,500	4,500	5,000
Professional Fees	0	0	4,000	6,000	8.500
General working capital	0	1,000	2,000	3,000	4,000
Total Use of Net Proceeds	0	9,500	34,500	59,500	84,500

      The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

1.

Offering expenses: $15,500 in expenses relates to the cost of conducting this offering. They include SEC registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses, and transfer agent expenses.

2.

Sales and marketing: $20,000 allotted for our direct mail marketing campaign. They include purchasing and/or compiling mailing lists and the printing of our promotional service materials.

3.

Independent contractors: $47,000 allotted for hiring independent contractors to support our development, technical, marketing, sales, support and administrative organizations.

4.

Web site improvement: $5,000 allotted to improve our current web site by implementing an online credit card payment system, an EDGAR search engine, and to increase the capacity of our internet connection by outsourcing our web site to a third party web hosting provider, or by renting certain small location facilities, through third parties, to locate our computer or server equipment in a off-site location.

5.

Professional fees: $8,500 allotted for accounting and legal cost associated with our reporting or filing obligations to the SEC for the first year after the effective date of this prospectus.

6.

General working capital: $4,000 allotted for telephone, long distance, postage, office supplies and other miscellaneous expenses.

      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not negatively affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.  If we raise only 10% of the offering, or none, we intend to carry out our plan of operations and pay off the offering expenses by borrowing capital needed from our president, Matthew Marcus, who has committed to providing us a loan in the full amount of $50,000, even if we manage to raise some proceeds from this offering, e.g. $10,000. The loan is due and payable on or before June 30, 2008. The balance after paying off the offering expenses will be used as indicated in the above use of proceeds table. None of any offering proceeds will be used to repay the loan made by Mr. Marcus.

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses. Professional fees consist of accounting and legal costs for filings. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $23,000 in gross proceeds from the offering is received, $15,500 will be used for the offering expenses, $4,000 will be used for sales and marketing, $3,000 will be spent on paying for the services of independent contractors, and the remaining $500 will be used to pay for further development of our corporate web site. If less than $15,500 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of Matthew Marcus our CEO who will not receive any commissions.

      There is no minimum amount that must be sold in this offering.  There is a 2,000 share minimum but no maximum amount that must be purchased by each investor.

      Our sole director has broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      As of March 31, 2008, Pioneer Consulting Group’s net tangible book value was $(18,569), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Pioneer Consulting Group's tangible assets less its total liabilities. Net tangible book value per share represents Pioneer Consulting Group's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Pioneer Consulting Group's net tangible book value as of the closing of this offering would increase from $(0.01) to $.03 per share. This represents an immediate increase in the net tangible book value of $.04 per share to current shareholders, and immediate dilution of $.02 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$0.05

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to new investors

$0.04

Net tangible book value per share after offering

$0.03

Dilution per share to new investors

$0.02

Percentage dilution

40%

The following assumes the sale of 75% of the shares of common stock in this offering. As of March 31, 2008, Pioneer Consulting Group’s net tangible book value was $(18,569), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Pioneer Consulting Group’s tangible assets less its total liabilities. Net tangible book value per share represents Pioneer Consulting Group’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Pioneer Consulting Group's net tangible book value as of the closing of this offering would increase from $(0.01) to $.02 per share. This represents an immediate increase in the net tangible book value of $.03 per share to current shareholders, and immediate dilution of $.03 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$0.05

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to new investors

$0.03

Net tangible book value per share after offering

$0.02

Dilution per share to new investors

$0.03

Percentage dilution

60%

      The following assumes the sale of 50% of the shares of common stock in this offering. As of March 31, 2008, Pioneer Consulting Group’s net tangible book value was $(18,569), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Pioneer Consulting Group’s tangible assets less its total liabilities. Net tangible book value per share represents Pioneer Consulting Group's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Pioneer Consulting Group's net tangible book value as of the closing of this offering would increase from $(0.01) to $.01 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$0.05

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to new investors

$0.01

Net tangible book value per share after offering

$0.01

Dilution per share to new investors

$0.04

Percentage dilution

80%

      The following assumes the sale of 25% of the shares of common stock in this offering. As of March 31, 2008, Pioneer Consulting Group's net tangible book value was $(18,569), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Pioneer Consulting Group's tangible assets less its total liabilities. Net tangible book value per share represents Pioneer Consulting Group's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Pioneer Consulting Group’s net tangible book value as of the closing of this offering would increase from $(0.01) per share to $0.00 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$0.05

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to new investors

$0.01

Net tangible book value per share after offering

$0.00

Dilution per share to new investors

$0.05

Percentage dilution

100%

      The following assumes the sale of 10% of the shares of common stock in this offering. As of March 31, 2008, Pioneer Consulting Group's net tangible book value was $(18,569), or $(0.01) per share of common stock. Net tangible book value is the aggregate amount of Pioneer Consulting Group's tangible assets less its total liabilities. Net tangible book value per share represents Pioneer Consulting Group's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares at an offering price of $0.05 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Pioneer Consulting Group's net tangible book value as of the closing of this offering would remain at $(0.01) per share and, as a result, there will not be an immediate increase in the net tangible book value per share to current shareholders, but there is an immediate dilution of $.06 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock

$0.05

Net tangible book value per share prior to offering

$(0.01)

Increase per share attributable to new investors

$0.00

Net tangible book value per share after offering

$(0.01)

Dilution per share to new investors

$0.06

Percentage dilution

120%

SELLING SECURITY HOLDERS

      None of our security holders is offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole director, Matthew Marcus, officers, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the FINRA bulletin board, including:

•

We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

•

We must remain current in our filings;

•

We must find a member of the FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

•

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the FINRA's corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our President Matthew Marcus Will Be Selling Our Securities on our Behalf. Matthew Marcus is a licensed FINRA broker and associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

•

He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

•

He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•

He is retired from his practice and not currently employed by or an associated person of a broker or dealers at the time of his participation in the sale of our securities.

He will restrict his participation to the following activities:

A.

Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

B.

Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

C.

Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law. There is no guarantee we will sell all shares offered as this is a “best efforts” offering.

Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us. The subscription price of $0.05 per share must be paid in cash or by check, bank draft or postal money order payable in United States dollars to the order of Pioneer Consulting Group, Inc. and delivered to us at 2840 Hwy 95 Alt S #7., Silver Springs, Nevada  89429. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title/Position(s)
Matthew Marcus	34	Since Inception	Sole Officer and Director

      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Matthew Marcus - CEO, President, Treasurer and Director

Matthew Marcus is the founder of Pioneer Consulting Group, Inc. Mr. Marcus has been the president, chief executive officer, treasurer and director since our inception on June 28, 2006. Mr. Marcus has basic training in formatting and filing EDGAR documents and will be responsible for all of our service offerings.

Mr. Marcus initially will devote approximately 20% of his time, per week, to our affairs. If and when our business operations increase and a more extensive time commitment is needed, he is prepared to devote more time even on a full-time basis.

His employment experiences during the last years are with Synergy Investment Group, Inc. from 2000 to July 2006 as an independent FINRA licensed stockbroker.  Mr. Marcus focused on providing financial advisory services targeting the officers and directors of closely held corporations.

Prior to founding an interactive financial web site and joining Synergy Investment group Mr. Marcus had experience working for Prudential Securities, Smith Barney, and Prudential Securities in his early twenties.

Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.  Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of Pioneer Consulting Group has been involved in legal proceedings that would be material to an evaluation of officers and directors.

No Merger Plans

      We have no present intention, nor does a present potential exist for us, to consummate a business combination with any business or company, in which our promoters, management, or their affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring. Further, none of the companies listed above in which our president, Matthew Marcus, is or has been affiliated with have had any preliminary contact or discussions with Pioneer Consulting Group, and there are no present plans, proposals, arrangements, or understandings with any representatives of those entities regarding the possibility of an acquisition or merger transaction.

Executive Compensation

      We have made no provisions for cash compensation to our executive officers and director. Mr. Marcus, our sole officer and director received 4,750,000 shares of restricted stock for his first year of services and in exchange for organizational costs, the development of our business plan, the web site and the domain name. These restricted shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144.  Certificates representing the securities bear such a legend.  These 4,750,000 shares have been accepted as full compensation for Mr. Marcus's services for the first year of operation.  No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any of our executive officers.

The following table shows the cash and non-cash compensation paid to our executive officers.

	Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other	Restricted Stock Awards	SAR	LTIP Payout	Other
Matthew Marcus, CEO, Sole Officer & Director	2007	-0-	-0-	-0-	4,750,000	0	0	0

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our sole director, Matthew Marcus.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between Pioneer Consulting Group and his other business activities.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our officers and directors, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Address (1) Of Beneficial Owner	Title Of Class	Amount of Beneficial Ownership	Percent Before Offering (2)
Matthew Marcus CEO, sole officer and Director	Common	4,750,000	100%
All officers & directors As a group (2 persons)	Common	4,750,000	100%

(1)

The business address of the director and executive officers is c/o Pioneer Consulting Group, Inc., 2840 Hwy 95 Alt S #7., Silver Springs, Nevada 89429

(2)

Based on current outstanding common shares of 4,750,000.

There are currently no arrangements that would result in a change of control of us.

DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may negatively affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Matthew Marcus, may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business.  There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that hinder the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws.  Under Nevada corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      The transfer agent for our common stock will be Holladay Stock Transfer, Inc. upon completion of the offering. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona 85251, (480) 481-3940. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible for Future Sale

      Upon completion of this offering, we will have 6,750,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. There is no guarantee of sale of all 2,000,000 shares or even more than one share as this is a “best efforts” offering.

      The remaining 4,750,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could negatively affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

•

by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

•

by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of “restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into with our sole director.

      Our sole director, Matthew Marcus, acquired his shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that he may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by SEC Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      In connection with our organization, on June 28, 2006, Matthew Marcus, our president, was issued 4,750,000 shares of our restricted common stock for his first year of services and in exchange for organizational costs, the development of our business plan, the web site and the domain name.

      On June 28, 2006, our president, director and controlling shareholder, Matthew Marcus, signed a loan agreement, as amended, to lend us $25,000 on a promissory note after closing of this offering if we fail to raise a minimum of $25,000 from the offering.  This loan will be made to us in the full amount of $25,000 even if we manage to raise some proceeds from this offering, e.g. $10,000.

      It is contemplated that we may enter into certain transactions with our sole director, Matthew Marcus, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of Matthew Marcus, our president, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

      There are currently no related party transactions between Marcus’ affiliates and Pioneer Consulting Group. Further, Pioneer Consulting Group has not had any preliminary contact or discussions with Marcus affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Nevada relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Nevada law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

BUSINESS

In General

      Pioneer Consulting Group, Inc. was incorporated under the laws of the State of Nevada on June 28, 2006 to focus on utilizing Financial Mark-up Language Technology Software to facilitate SEC EDGAR filings.

Pioneer Consulting Group has just recently commenced operations.  Our plan of operations is to provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the SEC, via the SEC's electronic data gathering analysis and retrieval system, short for EDGAR. Most of our planned operations described in this prospectus depend on us raising a sufficient amount of capital; a minimum of $25,000 is needed, to dedicate financial resources to each element of our business plan. There can be no assurance that any capital at all will be raised from this offering.

      The SEC requires participants or their agents to file most disclosure information in an electronic format through EDGAR rather than by traditional paper filing package. This electronic format, usually in text, but most recently in html, which stands for hyper-text markup language, the language used to create web site documents, includes additional submission information within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, EDGAR allows companies and individuals to file, and the public to retrieve, disclosure information electronically, primarily through the SEC's EDGAR archive web site found at http://www.sec.gov. We convert SEC forms and exhibit documents in standard word processing and other computer formats to the EDGAR format and assemble these documents on behalf of our clients for electronic filing with the SEC.

Pioneer Consulting Group has obtained a license from Advanced Computer Innovations Inc. (http://www.sec-EDGAR-filing.com/EDGARwiz.htm) for proven EDGAR filing software known as EDGAR Whiz.  Converting documents to EDGAR for SEC filings is complicated. The stringent requirements can demand painstaking, time-consuming, and error-prone editing to get documents in shape for filing. EDGARwiz™ solves this problem. Running under Windows 2007, XP, 2000, NT, Me, 98 or 95, it converts MS Word, Excel, PowerPoint, WordPerfect, MS Works and several other kinds of documents to EDGAR easily and automatically. No special document preparation or subsequent editing is needed. The converted files encounter no validation errors and are ready to be attached to EDGAR submission and sent to the SEC. It is the most accurate, complete, flexible, fastest and cost-effective solution we know of for simple or complex EDGARfilings.

      Our office address is at 2840 Hwy 95 Alt S #7., Silver Springs, Nevada 89429. The telephone number of our principal executive office is (775) 577-4822. Our web site is will be located at http://www.mylegalfilings.com and our e-mail at that Internet address is info@mylegalfilings.com. The information at our web site is not part of this prospectus.

About the Securities and Exchange Commission

      The SEC was founded in 1933 to provide safeguards to protect investors in the American Stock Market from the kinds of practices that resulted in the crash of 1929. Since its inception, the SEC has developed regulations for publicly held corporations based on the premise that full disclosure, including negative factors, of public companies' business and financial status.

Industry Background

      Public companies must file certain reports with the SEC. In the beginning, SEC filings were submitted on paper and available only by paper copy. In the 1970's, the SEC contracted with an outside company to create and distribute microfiche copies to designated SEC public reference rooms. In order to obtain copies of these documents, individuals had to either make hard copies one page at a time or order copies from service bureaus such as Disclosure, Inc.

      The SEC recognized the need to enhance the speed and efficiency of the SEC filing process, make corporate and financial information readily available to investors, and generate more informed investor participation and securities markets. Hence, the SEC began developing an electronic disclosure system in 1983.

      By fall of 1984, a pilot system was opened for volunteers filing with both the division of corporate finance and the division of investment management. On July 15, 1992, the operational EDGAR system was made available to those filers, still on a voluntary basis.

      On February 23, 1993, the SEC issued four releases adopting rules, on an interim basis, that required most documents processed by these divisions to be done so electronically. These releases contained phase-in schedules to bring filers onto the EDGAR system, a process that began on April 26, 1993.

      After completing the phase-in of a statutorily mandated significant test group in December 1993, the SEC staff evaluated EDGAR's performance during a six-month test period. The evaluation resulted in a positive assessment of the EDGAR system and the SEC staff recommended that the SEC proceed with full implementation of mandated electronic filing.

      Since May of 1996, the SEC mandates that persons or entities filing certain documents are required to make such filings electronically. The SEC will no longer accept any paper filings of most of its forms. Today, the EDGAR database is the definitive repository of corporate information.

      In May of 1999 the EDGAR system began accepting documents in html, and unofficial documents in PDF, which stands for portable document format, which is a file that will look the same on the screen and in print, regardless of what kind of computer or printer someone is using and regardless of what software package was originally used to create it. This modernization of the EDGAR system was intended to make the system more user friendly, and give the documents submitted a look that was closer to that of the original document. At some point in the future, the SEC will no longer accept the traditional text documents, and html will become the new standard.

Our Market

      Most public companies securities are quoted and traded on either a national securities exchange, such as the American or New York Stock Exchange, or on electronic exchanges such as NASDAQ and the FINRA OTC bulletin board. At a minimum, each public company must file, through the SEC's EDGAR system, an annual report on form 10-k or form 10-ksb and three quarterly reports on form 10-q or form 10-qsb. Most companies make substantially more filings because of registration statements, reorganizations, mergers and acquisitions, name changes, material events of importance to security holders and a variety of other reasons required by the federal securities laws.  In addition, officers and directors of the companies as well as large and/or influential stockholders are required to make filings on changes in their status with the companies.

      We hope to capture a portion of the electronic filings made by companies and certain individuals in this market by providing exceptional service at competitive prices compared to our largest competitors, such as Vintage Filings, LLC which grew from start up to over a thousand clients in just a few years; recently acquired by a major wire service.

      We provide EDGAR filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

Future Growth Strategy

      The current marketplace of established EDGAR filing service providers is highly fragmented, with literally dozens of EDGAR filing service providers located throughout the country. As such, we believe that there is an opportunity for a publicly traded EDGAR filing service provider company to acquire several, smaller and more established EDGAR filing service providers.

     As we build a client base, we plan to hire independent contractors, according to our workload requirements, to assist us in providing the EDGAR filing services to our clients. As of the date of this prospectus, we have not had any preliminary contact or discussions with and there are no present plans, proposal, arrangements or understandings with any independent contractor. The independent contractor's duties, terms of engagement, responsibilities, compensation and provisions for payment shall be set forth in a work order of the independent contractor agreement, to be prepared by our attorney at a later date. Typically, a work order may consist of the following items:

1.

Duties:  Prepare client's word processing document to the SEC acceptable format for filing on EDGAR.

2.

Services Provided By Contractor:

a)

Conversion of data from popular software applications including, but not limited to Word, Excel, Wordperfect, lotus 1-2-3, and Quark Xpress to an acceptable EDGAR format, as requested by client;

b)

Assemble EDGAR filing, including all filing tags in accordance with SEC rules;

c)

Inclusion of PDF copies of documents in submission, if requested by client;

d)

Transmission of test filing to the SEC;

e)

Print or e-mail a version to client for proofing prior to live transmission via fax, overnight mail or e-mail;

f)

Notify client of acceptance of EDGAR filing via fax or internet e-mail; and

g)

Hard copy of filing and acceptance notice via surface mail to client.

3.

Term:  The engagement shall commence upon delivery of the client documents to contractor for conversion, and to continue in full force and effect through x number of days or hours after receipt of the documents by contractor, or earlier upon completion of the contractor's duties under the agreement.

4.

Responsibilities:  Contractor must conduct himself/herself in a professional manner, complete work on time, and be available to the client by phone at all times during the term of the engagement.

5.

Compensation:  As full compensation for the services rendered by contractor, Pioneer Consulting Group shall pay the contractor x amount of dollars. Such compensation shall be payable within 30 days of receipt of contractor's invoice for services rendered supported by reasonable documentation.

Our Services

      We are a full-service EDGAR filing service provider that files EDGAR reports on behalf of public companies and certain individuals.  The scope of work undertaken by a full-service EDGAR filing service provider includes the following:

1.

Filing for EDGAR access codes: Before filers can use the EDGAR system, they must be registered on the EDGAR system as filers.  We assist our clients in submitting their application to the SEC EDGAR office for registration. When the completed form is received by the SEC, account information such as filing codes are mailed to us and we forward a copy to our client.

2.

Conversion of documents to EDGAR acceptable format: Most documents are created on popular word processing software such as Microsoft Word or Wordperfect. We convert these documents in their original format to the EDGAR format in order to file on the EDGAR system.

3.

Client approval of the document to be filed with the SEC: After we have converted our client's document to the EDGAR format, we will e-mail them a copy for proof-reading.

4.

Electronic filing or transmission of the document on the EDGAR system: Once the formatted document is proof-read and final approval is obtained from the client, we will file the document to the EDGAR system on the client's behalf by electronic transmission over the internet.

Document Preparation and Filing Services

      We offer EDGAR filing services utilizing the traditional text filing format. Our turnaround time for text based files is expected to be 36 hours for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents. We also offer html and PDF filing formats.

      Our services include creating a new client account with us, making a client's SEC required filings "EDGAR-ready", obtaining client approval of filing documents, editing client changes, transmitting filing documents utilizing the EDGAR system and forwarding final filing documents and SEC notifications of acceptance to our clients.

      To make our client's filing "EDGAR-ready", we convert word processing documents that have been prepared by the client into text, html or PDF formats. Additionally, we insert required information, such as submission header and document data. The documents are then run through computer based validation programs, such as EDGARLink, a software program provided for filers and their agents by the SEC, to check certain required information and conformity to the EDGAR acceptable format.

      Upon client approval of a final draft, complete with required information, we will "Test" file the document. Upon written authorization from client, the document will be filed "Live" on the EDGAR system. We require that written authorizations are provided to us at least two hours before the document is to be filed or transmitted Live on the EDGAR system. Shortly after a document is filed or transmitted, the SEC confirms the acceptance of the document via e-mail. This confirmation is sent directly to us and we forward such confirmation to our clients, by e-mail, fax or otherwise.

      Most documents will be delivered to us from our clients either by e-mail or computer disk. For additional charges, we will also provide typing and data entry services for documents delivered to us in paper format. However, we do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

      We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Distribution and Marketing Plan

      We currently deliver our EDGAR filing services primarily through our web site. Our fully functional web site can be found at http://www.mylegalfilings.com. This web site is currently being hosted and maintained by our president at no charge to us.

      We do not currently have any customers. To build our customer base, we will implement a regular campaign of direct mail to a database of publicly held companies as well as legal and accounting firms specializing in securities practices. Additionally, we intend to further enhance our web site and engage in a regular campaign of e-mail marketing and other forms of on-line marketing, on the Internet.

      Initially, we will focus on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us. As we grow, hire and train additional personnel and can benefit from certain economies of scale, we will seek to target larger companies for the purposes of replacing their in-house EDGAR filing staff.

      Because of the nature of our business and the improvements in technology, we do not foresee geographical barriers to our market. Most of our business can be managed by mail, fax or e-mail and does not require much travel.

      We do not believe that we will be affected by seasonal factors. However, many companies file reports on a calendar year-end basis. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the SEC for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each quarter, and ninety-days after a company's year-end.

      There can be no assurance that we will be able to develop our marketing plan.

Sources and Availability of Raw Materials

      We are in the service business, and thus we do not use raw materials or have any significant suppliers.

Customer Base

      As of the date of this prospectus, we have no customers. If we are not able to establish a customer base in the future, we will not be profitable.

Current Operations and Administrative Systems

      Our current operations are based in Silver Springs, Nevada. We are currently borrowing all of our computers, Internet access line and software from our president. Our systems include three computers, a generic personal computer and web server, a dedicated internet access connection, and many off-the-shelf web site development, marketing, EDGARization, word processing and accounting software programs.

Research and Development Activities

      Although our industry relies on the technical knowledge of computers and software, our operations will not require research and development in the traditional sense. Other than initial web site development at www.mylegalfilings.com, we have not undergone any research and development activity. Our president, Matthew Marcus, has basic training in formatting and filing EDGAR documents and will be responsible for all of our service offerings.

Intellectual Property

      We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest. We own the domain name, www.mylegalfilings.com.

Competitive Business Conditions

      Many filers or issuers file disclosure reports, prospectuses, registration statements, and other documents with the SEC in-house without utilizing the services of an outside EDGAR filing service provider. As a result, we compete in this segment of the market by offering savings in cost, time and logistics to such companies.

      Other filers utilize the services of law firms or outside EDGAR filing service providers who provide services similar to ours.  We compete in this portion of the market by providing outstanding service, prompt turnaround, and at competitive prices.

      A majority of our competition comes from law firms and outside EDGAR filing service providers who have substantially greater experience, financial and other resources than we do. Additionally, there is no assurance that we will be able to respond favorably to competitive pressures from these competitors.

      We may also face additional competition in the future as new technologies increase the simplicity at which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for our existing clients and potential customers.

      The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially unfavorable effect on our financial performance.

Governmental Regulations Issues

      Other than maintaining our good standing in the State of Nevada, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of 1934, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable governmental regulations will have a material effect on our operations.

Employees

      As of the date of this prospectus, we have two part-time employees. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. Our future success will depend in part on our continued ability to attract, hire or acquire, train and retain qualified employees.

Properties

      We have our corporate headquarters in Silver Springs, NV.  Substantially all of our operating activities are conducted from 300 square feet of office space presently provided by our president at no charge; there is no obligation or guarantee for this to continue in the future. The office consists of one room and a telephone, and access to other common areas, which include the use of a fax machine and several computers. We believe that additional space will be required as our business expands and believe that we can obtain the necessary space as needed. We do not own any real estate.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with Pioneer Consulting Group’s audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

History and Organization

      Pioneer Consulting Group, Inc. was organized on June 28, 2006 under the laws of the State of Nevada, and has just recently commenced operations, but it has not generated any revenue and is still a development stage corporation. Pioneer Consulting Group is in the business of providing document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the SEC, via the SEC's EDGAR system.

      In connection with organizing Pioneer Consulting Group, on June 28, 2006, Matthew Marcus was issued 4,750,000 shares of our restricted common stock in exchange for services, his first year's salary, the business plan of Pioneer Consulting Group, and Pioneer Consulting Group’s web site and domain name, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. The amount of shares issued in exchange for organizational costs, business plan, the website domain name and the first year's salary was valued at $237,500.

      Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

Plan of Operations

      Our plan of operations is to provide high quality EDGAR filing services primarily to small public corporations traded on the over-the-counter market and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.  To do this, we will implement an aggressive targeted marketing campaign as discussed below.

      We presently have $43,933 in cash and marketable securities available to satisfy any future cash requirements. We will need a minimum of $25,000 from this offering or from loans to satisfy our cash requirements for the next 12 months. The offering proceeds, if any, or loan proceeds will be used to pay off the offering expenses and for our planned operations, see "Milestones" below. We will not be able to operate fully if we do not obtain equity financing through this offering, subsequent private offerings, loans or contributions from Mr. Marcus, our sole director. If only a minimal number of shares are sold in this offering, we will continue to satisfy our cash requirements by contributions or from loans funded by Mr. Marcus, which we expect he will continue to contribute for the next twelve months. This minimum amount of capital in the amount of $25,000, which includes the offering expenses, must be raised in this offering or from loans from Mr. Marcus, in order to minimally execute our plan of operations, and to pay off the offering expenses in the amount of $15,500.

      If we do not raise at least $25,000 from this offering, then we will seek additional funding by borrowing from Mr. Marcus who has committed to loaning us the full amount of $50,000 even if we manage to raise some proceeds from this offering, e.g. $10,000. Based on a loan agreement executed on December 28, 2006, as amended, Mr. Marcus is bound under the terms and conditions of the agreement to lend us money on a promissory note, payable at 0% interest per annum, if we failed to raise $25,000 from this offering needed to fund our plan of operations, and to pay off the offering expenses. He will make the loan to us after this offering closes.

      We have no current material commitments. We will depend upon capital to be derived from future financing activities such as subsequent offerings of our common stock. We may never be successful in raising the capital we require.

      Our sole director believes that, if this offering is successful in raising $100,000, we will be able to generate enough revenue and become profitable from providing EDGAR filing services and achieve liquidity within the next twelve months.

      We have no alternative plan of operations. In the event that we do not receive additional financing from subsequent offerings of our stock, or loans from our president is inadequate, we may have to liquidate our business and undertake any or all of the following actions:

•

Sell or dispose of our assets, if any;

•

Pay our liabilities in order of priority, if we have available cash to pay such liabilities;

•

If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;

•

File a certificate of dissolution with the State of Nevada to dissolve our corporation and close our business;

•

Make the appropriate filings with the Securities and Exchange Commission so that we will not be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time; and

•

Make the appropriate filings with the National Association of Securities Dealers to affect a delisting of our common stock, if, in fact, our common stock is trading on the over-the-counter bulletin board at that time.

      Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders. If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7.  Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

      We don't know and cannot determine which, if any, of these actions we will be forced to take. If any of these foregoing events occur, you could lose your entire investment in our shares.

      We will not be used as a vehicle for a reverse acquisition as a result of our failure to raise the minimum cash requirements in the amount of $25,000 in order to conduct our plan of operations. Furthermore, we will not be used as a vehicle for a reverse acquisition in any other scenarios, including successfully raising the $25,000 or even receiving additional financing over the next 12 months.

      We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees. We have no current material commitments. We have generated no revenue since our inception.

      We are conducting this offering, in part, because we consider that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

      We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts.

Milestones

      Our first milestone, upon receiving at least $25,000 or 25% of this offering is to begin limited promotion of our EDGAR filing services through direct mailings to about 1,000 to 1,500 small publicly held corporations traded on the over-the-counter markets.  If we are successful in raising 50%, 75% or 100% from this offering, we will increase the number of initial mailings to approximately 3,000, 5,000, and 7,000, respectively. We will start by obtaining the names and addresses of these companies by purchasing the National Stock Summary, a directory published by Pink Sheets LLC, formerly National Quotation Bureau. According to the publisher, this directory list over 39,000 equities from companies listed on the New York Stock Exchange to small OTC firms, including firms no longer being traded. The cost of this campaign should not exceed $1,000 if 25% of the offering is raised, $2,000 if 50% of the offering is raised, $3,500 if 75% of the offering is raised, and $4,500 if 100% of the offering is raised, including working capital, and will be paid with funds from this offering, if any.

      If no funds are generated by this offering, it will be paid by contributions or loans from our sole director, who has committed to providing us a loan for $50,000. The time to complete this phase should be within 30 days of the receipt of funds. At the end of this phase, we expect to generate our first EDGAR filing service revenues and will consider hiring independent contractors on an "as needed" basis, to assist us in providing the services to our clients. If the offering proceeds are inadequate to hire independent contractors, our president, Matthew Marcus who has working experience in converting documents in various formats to the EDGAR format for submission to the SEC, plans to provide the EDGAR filing services himself.

      Our next milestone is to upgrade our existing web site. The total cost to upgrade our web site including working capital will depend on the amount of capital we raised in this offering. If $1,500 or 25% of the offering is raised, we will redesign our web site and have it hosted through a third party internet service provider. If $2,500 or 50% of the offering is raised, we will redesign our web site, implement an online credit card payment system, and have it hosted through a third party internet service provider. If $4,500 or 75% of the offering is raised, we will launch a more comprehensive web site to provide clients and potential clients the ability to search the SEC's EDGAR database and present the results of their searches on our web site, and increase the capacity of our internet connection by renting certain small co-location facilities, through third parties, to locate our computer or server equipment in a off-site location. If $5,000 or 100% of the offering is raised, we will do all of the above. The time frame to complete the upgrade is anywhere from 30 to 45 days.

      Immediately following the upgrading of our web site, our next milestone is to introduce new services to adapt to current changes in the industry. Specifically, we will conform to the SEC's recent modernization of the EDGAR system by offering html and PDF filing services for clients who prefer their documents to appear similar to their original format. It is important to the growth of our business to introduce this new service to meet current demands and help attract new and retain current customers, thereby generating higher revenues.

      The final milestone of our plan of operations will be the development of an expanded mailing program to about 5,000 public corporations, including legal and accounting firms specializing in securities practices. If we are successful in raising 50%, 75% or 100% from the offering, we will increase the number of mailings to approximately 9,000, 11,000, and 15,000, respectively. The cost of this campaign will be no greater than $3,000 if 25% of the offering is raised, $6,000 if 50% of the offering is raised, $7,500 if 75% of the offering is raised, and $10,000 if 100% of the offering is raised, including working capital, and will be paid from funds from the offering proceeds and from cash generated internally from the business already in place and generated from our initial marketing campaign. The time period over which this campaign will be run will be 90 days to six months, depending on response, in order to provide quality services to existing and new customers. The accomplishment of this milestone may require expansion of our office space, building an internal administrative and managerial organization by identifying, interviewing and engaging part-time and contract personnel to assist us in overseeing all areas of our operations.

      We have no current plans, preliminary or otherwise, to merge with or acquire any other entity.

      We are still considered to be a development stage company, with no significant revenue, and are dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services.

We have no assurance that future financing will materialize. If that financing is not available to use for the third phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering.  We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  The sources of funding we may consider to fund our business include a public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of operations.  While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding. To our knowledge, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of us or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by Jillian Ivey Sidoti, Esq. located in Los Angeles, California.

EXPERTS

      The financial statements of Pioneer Consulting Group, Inc. for the period from inception on June 28, 2006 through March 31, 2008, included in this prospectus have been examined by Maddox Unger Silberstein, PLLC of Bingham Farms, Michigan, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

REPORTS TO SECURITY HOLDERS

      Pioneer Consulting Group, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending March 31, 2008, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or Form 10.

      We may cease filing periodic reports with the Securities and Exchange Commission if:

•

We have less than 300 stockholders of record; or

•

We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of that site is

http://www.sec.gov.

      We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call us at (775) 577-4822, write us at 2840 Hwy 95 Alt S #7, Silver Springs, NV 89429 or e-mail us at info@mylegalfilings.com anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

AUDITED FINANCIAL STATEMENTS

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

AS OF SEPTEMBER 30, 2007

AND FOR THE PERIOD

JUNE 28, 2006 (INCEPTION)

THROUGH

SEPTEMBER 30, 2007

TABLE OF CONTENTS

Financial Statements:

Report of Independent Auditors

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Changes in Stockholder's (Deficit)

F-4

Statement of Cash Flows

F-5

Notes to Financial Statements

F-6 – F-9

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Pioneer Consulting Group, Inc.

Silver Springs, Nevada

We have audited the accompanying balance sheet of Pioneer Consulting Group, Inc. (a development stage company) as of September 30, 2007, and the related statements of operations, stockholder’s deficit, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Consulting Group, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has not yet begun operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan

November 12, 2007

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Balance Sheet

September 30, 2007

                               ASSETS

Current assets:

        Total current assets                            $          99

        Marketable Securities

               43,834

                                                        -------------

Total Assets                                            $      43,933

                                                        =============

               LIABILITIES AND STOCKHOLDER'S (DEFICIT)

Current liabilities:

  Accrued expenses—related party                        $       9,322

Long-term liabilities

  Note payable—related party                                   50,000

                                                        -------------

Total Liabilities

        $      59,322

Stockholder's (deficit):

  Preferred stock:  $.001 par value,

    20,000,000 shares authorized,

    none issued or outstanding                                     --

  Common stock: $.001 par value,

    100,000,000 shares authorized,

    4,750,000 issued and outstanding                            4,750

  Additional paid-in capital                                  232,750

  Deferred officer's compensation                             (59,250)

  Accumulated other comprehensive loss                        (8,234)

  (Deficit) accumulated during the

    development stage                                        (185,405)

                                                        -------------

        Total Stockholder's (deficit)                         (15,389)

                                                        -------------

                                                        $      43,933

                                                        =============

The accompanying notes are an integral part of the financial statements.

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statement of Operations

For the period June 28, 2006 (inception) through September 30, 2007

Revenue                                                      $         --

                                                             ------------

Costs and expenses:

   General and administrative expenses                            195,826

                                                             ------------

Net (loss) before other income                                   (195,826)

                                                             ------------

Other Income

   Dividend and interest income                                     2,187

Net (loss)

    $   (193,639)

                                                             ============

Per share information: Basic and fully diluted

   Weighted average number of common

     shares outstanding                                         4,750,000

                                                             ============

Net (loss) per common share                                  $     (0.04)

                                                             ============

The accompanying notes are an integral part of the financial statements.

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statement of Changes in Stockholder's (Deficit)

For the period June 28, 2006 (inception) through September 30, 2007

	Common stock		Additional paid-in capital	Deferred officer’s compensation	Accumulated other comprehensive loss	Deficit accumulated during the development stage	Total
	Shares	Amount
Balance – October 1, 2006	-	$ -	$ -	$ -	$ -	$ -	$ -
Common shares issued to officer	4,750,000	4,750	232,750	-	-	-	237,500
Stock issued - deferred officer’s compensation	-	-	-	(59,250)	-	-	(59,250)
Unrecognized loss in value of marketable securities	-	-	-	-	(8,234)	-	(8,234)
Net loss for the period ended September 30, 2007	-	-	-	-	-	(185,405)	(185,405)
Balance - September 30, 2007	4,750,000	$ 4,750	$ 232,750	$ (59,250)	$ (8,234)	$ (185,405)	$ (15,389)

The accompanying notes are an integral part of the financial statements.

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the period June 28, 2006 (inception) through September 30, 2007

Cash Flows from Operating Activities

  Net (loss)

Adjustments to reconcile net loss to net cash used in operating activities

Expense related to stock issued for services

Increase in accrued expenses – related party

Net cash provided by operating activities

$ (185,405) 178,250 9,322 2,167

Cash Flows from Investing Activities
Purchases of marketable securities	(52,068)

Cash Flows from Financing Activities
Loan received from related party	50,000
Net increase in cash	99

Cash – beginning of period	-0-
Cash – end of period	$ 99

Supplemental Cash Flow Disclosures:
Cash paid for interest	$ -0-
Cash paid for income taxes	$ -0-

Non-cash Financing Transaction:
Issuance of common stock for services	$ 237,500

The accompanying notes are an integral part of the financial statements.

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Pioneer Consulting Group, Inc. (the “Company”) was incorporated in Nevada on July 28, 2006, and was inactive until December 28, 2006.  The Company was organized to engage in any lawful act or activity for which a corporation may be organized and intends to develop business operations related to document formatting and electronic services for public corporations and individuals.  Due to the initial inactivity, the financial statements for the period from inception to September 30, 2007 are the same as for the period ended September 30, 2007, so an additional column in the financials is not presented.

Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Pioneer Consulting Group, Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At September 30, 2007 the Company had $99 of unrestricted cash that was being held in a money market account, to be used for future business operations.

Marketable Securities

The Company has investments in marketable securities that are considered to be available-for-sale.  In accordance with FAS 115, the Company accounts for these at fair market value and records unrecognized gains or losses on the change in market value.  Gains and losses are recognized at the time a marketable security is sold.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and marketable securities. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

Revenues from document formatting and electronic filing services are recognized at the time the services are provided to the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Common Shares Issued for Services

The company has issued 4,750,000 common shares to its CEO under an employment agreement for calendar year 2007. The associated expenses are amortized over the term of the contract, with the unamortized portion (totaling $59,250 at September 30, 2007) reflected as a reduction to stockholder’s equity.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Pioneer Consulting Group, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

NOTE 2 – MARKETABLE SECURITIES

The marketable securities at September 30, 2007 are available-for-sale and have been valued at their fair market value of $43,834, which is $8,234 less than the original cost of the investments.  The $8,234 decline in value has been accounted for as an unrecognized loss and is reflected in “other comprehensive loss” in stockholder’s equity.

NOTE 3 – ACCRUED EXPENSES – RELATED PARTIES

The Company has a payable due to related party, the Company’s CEO, totaling $9,322 at September 30, 2007, related to operating expenses of the Company that were paid for by the related party.

NOTE 4 – NOTE PAYABLE – RELATED PARTY

The Company received a loan of $50,000 from a related party, the Company’s CEO, in December 2006, to be used for working capital.  The loan is non-interest bearing and unsecured. The loan principal is due in full on December 27, 2011.

NOTE 5 – INCOME TAXES

For the period from inception through ended September 30, 2007, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $185,405 at September 30, 2007, and will expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

September 30, 2007
Deferred tax asset attributable to:
Net operating loss carryover	$ 63,000
Valuation allowance	(63,000)
Net deferred tax asset	$ -

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

NOTE 6 – LIQUIDITY AND GOING CONCERN

Pioneer Consulting Group, Inc. has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Pioneer Consulting Group, Inc. to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

FINANCIAL STATEMENTS

PIONEER CONSULTING GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

AS OF MARCH 31, 2008

AND FOR THE PERIOD

JUNE 28, 2006 (INCEPTION)

THROUGH

MARCH 31, 2008

TABLE OF CONTENTS

Financial Statements:

Balance Sheets

F-1

Statements of Operations

F-2

Statement of Stockholder's Deficit

F-3

Statement of Cash Flows

F-4

Notes to Financial Statements

F-5 - F-7

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Balance Sheets

	March 31,	September 30,
	2008	2007
	(unaudited)	(audited)

ASSETS

Current Assets
Cash	$ 4,963	$ 99
Marketable Securities	38,908	43,834
Total Current Assets	43,871	43,933
Property and Equipment, net	3,267	-
Other Assets
Security Deposit	535	-
Total Assets	$ 47,673	$ 43,933

LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES
Current Liabilities
Accrued Expenses - Related Party	$ 16,242	$ 9,322
Long-term Liabilities
Note Payable - Related Party	50,000	50,000
Total Liabilities	66,242	59,322

STOCKHOLDER'S DEFICIT
Preferred Stock: $.001 par value, 20,000,000 shares authorized,
none issued or outstanding	-	-
Common Stock: $.001 par value, 100,000,000 shares authorized,
4,750,000 issued and outstanding	4,750	4,750
Additional paid in capital	232,750	232,750
Deferred Officer's Compensation	0	(59,250)
Accumulated Other Comprehensive Loss	(13,160)	(8,234)
Deficit Accumulated During the Development Stage	(242,909)	(185,405)
Total Stockholder's Deficit	(18,569)	(15,389)

Total Liabilities and Stockholder's Deficit	$ 47,673	43,933

The accompanying notes are an integral part of these financial statements

F-1

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statements of Operations (unaudited)

			Period from
	Three Months	Six Months	Inception
	Ended	Ended	(June 28, 2006)
	March 31,	March 31,	to
	2008	2008	March 31, 2008

Revenue	$ 2,758	$ 2,758	$ 2,758

Operating Expenses
General and Administration Expenses	1,744	62,376	249,968

Net Operating Income (Loss)	1,014	(59,618)	(24,7210)

Other Income
Interest and Dividend Income	60	2,114	4,301

Net Income (Loss)	$ 1,074	$ (57,504)	$ (242,909)

Weighted Average Shares Outstanding	4,750,000	4,750,000

Income (Loss) per Common Share	$0.00	$ 0.01)

The accompanying notes are an integral part of these financial statements

F-2

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statement of Stockholder’s Deficit (unaudited)

For the period from Inception (June 28, 2006) to March 31, 2008

	Common stock		Additional paid-in capital	Deferred officer’s compensation	Accumulated other comprehensive loss	Deficit accumulated during the development stage	Total
	Shares	Amount
Balance – October 1, 2006	-	$ -	$ -	$ -	$ -	$ -	$ -
Common shares issued to officer	4,750,000	4,750	232,750	-	-	-	237,500
Stock issued - deferred officer’s compensation	-	-	-	(59,250)	-	-	(59,250)
Unrecognized loss in value of marketable securities	-	-	-	-	(8,234)	-	(8,234)
Net loss for the period ended March 31, 2008	-	-	-	-	-	(185,405)	(185,405)

Balance – March 31, 2008	4,750,000	4,750	232,750	(59,250)	(8,234)	(185,405)	(15,389)
Officers Compensation	-	-	-	59,250			59,250
Unrealized Loss in Value Of Marketable Securities	-	-	-	-	(4,926)	-	(4,926)
Net Loss	-	-	-	-	-	(57,504)	(57,504)

Balance – March 31, 2008	4,750,000	$ 4,750	$ 232,750	$ (59,250)	$ (8,234)	$ (185,405)	$ (15,389)

The accompanying notes are an integral part of these financial statements

F-3

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Statements of Cash Flows (unaudited)

			Period from
	Three Months	Six Months	Inception
	Ended	Ended	(June 28, 2006)
	March 31,	March 31,	to
	2008	2008	March 31, 2008

Cash Flow from Operating Activities
Net Income or (Loss)	$ 1,074	$ (57,504)	$ (242,909)
Depreciation and Amortization	270	352	352
Compensation Expense Related to Stock Issued
for Services	-	59,250	237,500
Adjustment to Reconcile Net Income (Loss) to Net
Cash Used in Operating Activities:
Increase in Security Deposit	(535)	(535)	(535)
Increase in Accrued Expenses - Related Party	2,000	6,920	16,242
Cash Provided by Used in Operating Activities	2,809	8,483	10,650

Cash Flows from Investing Activities
Purchases of Property and Equipment	-	(3,619)	(3,619)
Purchases of Marketable Securities	-	-	(52,068)
Cash (Used in) Investing Activities	-	(3,619)	(55,687)

Cash Flows from Financing Activities
Loan Received from Related Party	-	-	50,000

Increase in Cash	2,809	4,864	4,693
Cash, opening	2,154	99	-

Cash, closing	4,963	4,693	4,963

Supplemental Disclosures of Cash Flow Information
Cash Paid for Interest	$0	$0	$0
Cash Paid for Income Taxes	$0	$0	$0

The accompanying notes are an integral part of these financial statements

F-4

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Notes to the Financial Statements

March 31, 2008

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Pioneer Consulting Group, Inc. (the “Company”) was incorporated in Nevada on June 28, 2006, and was inactive until December 28, 2006.  The Company intends to develop business operations related to document formatting and electronic services for public corporations and individuals.

Development Stage Company

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 ”Accounting and Reporting by Development-Stage Enterprises”.  A development-stage enterprise is one in which planned principal operations have not commenced or operations have commenced, there has been no significant revenues.

Cash and Cash Equivalents

Pioneer Consulting Group, Inc. considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At March 31, 2008, the Company had $4,714 of unrestricted cash that was being held in a money market account, to be used for future business operations.

Marketable Securities

The Company has investments in marketable securities that are considered to be available-for-sale.  In accordance with FAS 115, the Company accounts for these at fair market value and records unrecognized gains or losses on the change in market value.  Gains and losses are recognized at the time a marketable security is sold.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and marketable securities. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-5

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Notes to the Financial Statements

March 31, 2008

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenues from document formatting and electronic filing services are recognized at the time the services are provided to the customer.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Common Shares Issued for Services

The company issued 4,750,000 common shares to its CEO under an employment agreement for calendar year 2007. The associated expenses were amortized over the term of the contract, with the unamortized portion reflected as a reduction to stockholder’s equity.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Pioneer Consulting Group, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – MARKETABLE SECURITIES

The marketable securities at March 31, 2008 and March 31, 2008 are available-for-sale and have been valued at their fair market value of $38,908 and $43,834, respectively which is less than the original cost of the investments.  The decline in value of $13,160 and $8,234, respectively, has been accounted for as an unrecognized loss and is reflected in “other comprehensive loss” in stockholder’s equity.

NOTE 3 – PROPERTY AND EQUIPMENT

The Company’s property, equipment, and software have been capitalized and are being depreciated and amortized over their estimated useful lives using straight line methods for book purposes and accelerated methods of for income tax purposes.

F-6

Pioneer Consulting Group, Inc.

(A Development Stage Company)

Notes to the Financial Statements

March 31, 2008

NOTE 4 – ACCRUED EXPENSES – RELATED PARTIES

The Company has a payable due to related party, the Company’s CEO, totaling $16,242 at March 31, 2008, related to operating expenses of the Company that were paid for by the related party.

NOTE 5 – NOTE PAYABLE – RELATED PARTY

The Company received a loan of $50,000 from a related party, the Company’s CEO, in December 2006, to be used for working capital.  The loan is non-interest bearing and unsecured. The loan principal is due in full on December 27, 2011.

NOTE 6 – INCOME TAXES

For the period from inception through ended March 31, 2008, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $242,900 at March 31, 2008, and will expire beginning in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	March 31, 2008	March 31, 2008
Deferred tax asset attributable to:
Net operating loss carryover	$82,600	$63,000
Valuation allowance	(82,600)	(63,000)
Net deferred tax asset	$ -	$ -

NOTE 7 –LEASE

The Company is operating out of a leased facility on a month to month lease that requires monthly payments of $535.  A refundable security deposit of $535 was paid at the inception of the lease.

NOTE 8 – LIQUIDITY AND GOING CONCERN

Pioneer Consulting Group, Inc. has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Pioneer Consulting Group, Inc. to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

F-7

Up to 2,000,000 shares

Pioneer Consulting Group, Inc.

Common stock

------------------------

Prospectus

------------------------

May 29, 2008

Pioneer Consulting Group, Inc.

2840 Hwy 95 Alt S #7

Silver Springs, Nevada 89429

(775) 577-4822

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

====================================================================

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1.  Section 145 of the Nevada General Corporation Law provides that each corporation shall have the following powers:

      (a)  A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e)  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h)  For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i)  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or  beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j)  The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2.  The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount*

----------

SEC registration fee

$   25.00

Blue Sky fees and expenses

3,000.00

Printing and shipping expenses

2,000.00

Legal fees and expenses

5,000.00

Accounting fees and expenses

2,000.00

Transfer agent and misc. expenses

3,475.00

----------

Total

$15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing Pioneer Consulting Group, on June 28, 2006, Matthew Marcus was issued 4,750,000 shares of restricted common stock in exchange for services, the business plan of Pioneer Consulting Group, and Pioneer Consulting Group's web site and domain name. The shares were issued at $0.05 per share, which Pioneer Consulting Group believes represents the fair value of the services performed by Matthew Marcus.  The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

 Number

Exhibit Name

 -------

---------------------------------------------

  *1.1

Subscription Agreement

  *3.1

Certificate of Incorporation

  *3.2

By-Laws

  *4.1

Form of Common Stock Certificate

   *5.1

Opinion of Jillian Ivey Sidoti, Esq. regarding legality

 *10.1

Loan Agreement with Matthew Marcus

 *10.2

Promissory Note with Matthew Marcus

 *23.1

Consent of Maddox Ungar Silberstein, PLLC

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Silver Springs, State of Nevada, on May 29, 2008.

Pioneer Consulting Group, Inc.

/s/ Matthew Marcus

-----------------------------------

Matthew Marcus,

President, Chief Executive Officer,

Treasurer and Principal Financial

Officer

      In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      SIGNATURE

TITLE

DATE

/s/ Matthew Marcus

President, Treasurer and Director

May 29, 2008

------------------------

(Principal Executive, Financial

Matthew Marcus

and Accounting Officer)

/s/ Matthew Marcus

Vice President and Secretary

May 29 2008

------------------------

Matthew Marcus

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

PIONEER CONSULTING GROUP, INC.

INDEX TO EXHIBITS

SEC REFERENCE

TITLE OF DOCUMENT

LOCATION

NUMBER

1.1

Subscription Agreement

Previously Filed*

3.1

Certificate of Incorporation

Previously Filed*

3.2

By-Laws

Previously Filed*

4.1

Form of Common Stock

Previously Filed*

Certificate

5.1

Opinion of Jillian Ivey

Previously Filed**

Sidoti, Esq. regarding legality

10.1

Loan Agreement with

Previously Filed*

Matthew Marcus

10.2

Promissory Note with

Previously Filed*

Matthew Marcus

23.1

Consent of Maddox Ungar

Previously Filed**

Silberstein, PLLC

*Incorporated by reference to the SB-2 filed with the Securities and Exchange Commission dated November 27, 2007.

 *Incorporated by reference to the S-1 filed with the Securities and Exchange Commission dated May 23, 2008.